                                                                   EXHIBIT 10.14

                      TRAVEL SERVICES ALLIANCE AGREEMENT


        This Travel Services Alliance Agreement (the "Agreement") is made as of this 15th day of September, 1998 (the "Effective Date") between theglobe.com, inc., a New York corporation with its principal place of business at 31 West 21st Street, New York, NY 10010 ("theglobe.com"), and Lowestfare.com, a division of Global Discount Travel Services, LLC, a Nevada limited liability company with its principal place of business at 980 Kelly Johnson Drive, Las Vegas, NV 89119 ("Lowestfare").


                                   Recitals
                                   --------

        WHEREAS, Lowestfare wishes to act as theglobe.com's exclusive provider of travel-related content, and to place certain advertisements on website locations owned or controlled by theglobe.com;

        WHEREAS, theglobe.com wishes to enter into such an exclusive relationship, and to accept such advertising, subject to the terms of this Agreement.

        NOW THEREFORE, theglobe.com and Lowestfare, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:


                                   Agreement
                                   ---------

1.      Definitions.

Capitalized terms used in this Agreement shall have the following meanings:

"Co-Branded Site" shall have the meaning assigned to it in Subsection 3.2 ("Co-Branded Site").

"Confidential Information" shall have the meaning assigned to it in Section 9 ("Confidentiality").

"Disclosing Party" shall have the meaning assigned to it in Section 9 ("Confidentiality").

"Editorial Content" shall mean travel-related editorial content and related materials provided by Lowestfare hereunder.

"End User" means a person who visits theglobe.com Site, or who links from theglobe.com Site to the Co-Branded Site, or both.

"Fee" shall have the meaning assigned to it in Subsection 6.1 ("Fees").

"Indemnified Party" shall have the meaning assigned to it in Section 15 ("Indemnity").

"Indemnifying Party" shall have the meaning assigned to it in Section 15 ("Indemnity").


                                      1.

"Lowestfare Content" shall mean all materials delivered by Lowestfare to theglobe.com for display on theglobe.com Site, including without limitation the Lowestfare Marks, the Editorial Content, "buttons", "banners", and other materials described in Exhibit A ("Lowestfare Content").

"Lowestfare Marks" shall mean the trademarks, logos and other product and service identifiers of Lowestfare described in Exhibit B ("Marks"), and as may be modified from time to time during the Term upon the agreement of the parties.

"Monthly Sweepstakes" shall have the meaning assigned to it in Subsection 3.3 ("Monthly Sweepstakes").

"Phase" shall mean the periods of time and the corresponding work assigned to such periods as described in Exhibit C ("Phases"). For purpose of this Agreement, there shall be three (3) Phases, designated as "Phase I", "Phase II" and "Phase III".

"Quarterly Sweepstakes" shall have the meaning assigned to it in Subsection 2.1(b) ("Quarterly Sweepstakes").

"Receiving Party" shall have the meaning assigned to it in Section 9 ("Confidentiality").

"Registered User" shall mean an End User who has registered at theglobe.com
Site.

"Registration Page" shall mean the web page so designated by theglobe.com at theglobe.com Site.

"Template" shall have the meaning assigned to it in Subsection 8.2 ("Template").

"Term" shall have the meaning assigned to it in Section 12 ("Term and Termination").

"theglobe.com Site" shall mean http://www.theglobe.com, or such other site so designated by theglobe.com.

"theglobe.com Marks" shall mean the domain name and theglobe.com's trademarks, service marks, logos and other company and product identifiers provided by theglobe.com to Lowestfare under this Agreement, and as may be added to, deleted from or modified from time to time by theglobe.com.

"Travel Services Company" shall have the meaning assigned to it in Subsection
3.1 ("Exclusive Travel Services Relationship").

"User Information" shall have the meaning assigned to it in Section 11 ("User Information and Registration Data").

                                      2.

2.  Phase I Services

The parties shall provide Phase I Services as provided herein and as provided in Exhibit C ("Phases"):

    2.1  Registration And Email.

         (a) "Opt In" Registration. During the period of the Term before the commencement of the activities described in Subsection 2.1(b) ("Quarterly Sweepstakes"), theglobe.com shall place a "check box", including the name of Lowestfare and the terms of the associated offer, on the Registration Page, by means of which End Users may be automatically registered with Lowestfare also.

         (b) Quarterly Sweepstakes. Lowestfare shall provide to theglobe.com no less frequently than one (1) time each calendar quarter commencing with the Effective Date, a prize for distribution by theglobe.com to winners of theglobe.com's quarterly registration sweepstakes. The rules and operation of such quarterly registration sweepstakes ("Quarterly Sweepstakes") shall be determined solely by theglobe.com, in reasonable consultation with the original provider of the prize. Lowestfare shall not be held liable by theglobe.com or any third party for the administration, operation or legality of the Quarterly Sweepstakes. theglobe.com intends that new Registered Users will be automatically entered into such Quarterly Sweepstakes, and that such Registered Users who do not wish to participate in such Quarterly Sweepstakes will be offered the opportunity not to participate by checking an "opt out" box on the Registration Page.

    2.2 E-mail Promotion. At least one (1) time each calendar quarter during the Term, commencing with the Effective Date, theglobe.com will direct an e-mail campaign to all Registered Users. Such e-mail campaign shall, at a minimum, reasonably promote the Co-Branded Site, and may, at theglobe.com's discretion, include additional material regarding theglobe.com and its goods and services.

    2.3 Framing. theglobe in its sole discretion may frame all or any part of the Lowestfare website (currently, "http///www.lowestfare.com"), or the Co-Branded Site, and any revenue theglobe derives from banner sales shall be solely theglobe's.

3.  Phase II Services.

The parties shall provide Phase II Services as provided herein and as provided in Exhibit C ("Phases"):

    3.1 Exclusive Travel Services Relationship. theglobe.com shall not, during the Term, enter into any agreements with any of the companies ("Travel Services Companies") described in Exhibit F ("Travel Services Companies") whereby such Travel Services Companies shall provide travel-related content substantially similar to that listed in Exhibit A ("Lowestfare Content") to theglobe.com and receive placement of the trademarks, logos, or other company or product identifiers on theglobe.com Site. Notwithstanding the foregoing: (a) theglobe.com shall not be restricted in any manner from accepting banner ads or banner-like ads

                                      3.

from any party; and (b) the foregoing restriction shall not apply to Registered User web pages (including any "theglobe.com Stores" located at such web pages) hosted by theglobe.com.

        3.2 Co-Branded Site. Lowestfare shall, according to the schedule contained in Exhibit C ("Phases"), develop and operate a web page (the "Co-Branded Site"), to be located at one (1) or more server computers owned or controlled by Lowestfare, which shall include content provided by Lowestfare and shall reflect the user interface of the Template as licensed by theglobe.com pursuant to Section 8 ("Licenses and Standards"). The design, layout, and "look & feel" of the Co-Branded Site shall be mutually agreed to by the parties.

        3.3  Placement.

             (a) Linking to Co-Branded Site. theglobe.com shall link by contextual links, "buttons", or similar identifiers determined by theglobe.com, from theglobe.com Site to the Co-Branded Site. The specific pages at theglobe.com Site from which such links may be made shall be determined by and agreed to by both parties, but may include the following pages as may exist as of the Effective Date, or as may be created or modified by theglobe.com during the Term:

                (i)    theglobe.com homepage

                (ii)   What's New Area

                (iii)  Business & Finance Theme Area

                (iv)   Metro Theme Area

                (v)    Romance Theme Area

                (vi)   Life/College Theme Areas

                (vii)  Assorted (News, Sports, etc.)

                (viii) NavBar

                (ix)   Myglobe.com

                (x)    Travel

             (b)  Impressions. theglobe.com shall deliver at least: (i)
(       ) End User page impressions of Lowestfare Content at the.globe,com Site during the first year of the Term in locations at theglobe.com Site to be
mutually agreed upon by both parties; (ii)             (           ) End User
page impressions of Lowestfare Content at theglobe.com Site during the second year of the Term in locations at theglobe.com Site to be mutually agreed upon
by both parties; and (iii)           (           ) End User page impressions of
Lowestfare Content at theglobe.com Site during the third year of the Term in locations at theglobe.com Site to be mutually agreed upon by both

                                      4.

parties. Such page impressions shall include, without limitation, all impressions given at theglobe.com Site for all Lowestfare banner ads and contextual button impressions. It is the parties' shared expectation that the foregoing page impressions shall be provided in the quantities and from the locations at theglobe.com Site described in Exhibit D ("Locations"); provided, however, that the parties understand and agree that such expectation does not represent any binding obligation on either party. theglobe.com will work with Lowestfare to identify the most effective mix of banner ads, contextual links, and "buttons" to be used on different pages of theglobe.com Site, including but not limited to new sections of theglobe.com Site as they are launched. The number of the foregoing page impressions shall be remeasured monthly, and any overages or shortfalls from the pro rated monthly quantity (i.e.,
              (            ) impressions per month during the first year of the
Term), shall be rolled forward into the overall total in subsequent months on an ongoing basis until the end of the Term.

        3.4 Online Promotion. theglobe.com shall provide the relationship between the parties with advertisements in accordance with Exhibit D ("Locations"), with online advertising solutions companies determined by theglobe.com such as DoubleClick Inc. and 24/7 Media Inc.

4.      Phase III Services.

The parties shall provide Phase III Services as provided herein and as provided in Exhibit C ("Phases");

        4.1 Affiliate Program. At the discretion of Lowestfare, theglobe.com shall promote an affiliate program, to be determined solely by theglobe.com, to be located on the "Making Money" page at theglobe.com Site, or such other location as determined by theglobe.com, to allow Registered Users who have personal home pages located at theglobe.com Site to place on such home pages certain Lowestfare Content with links to the Co-Branded Site.

        4.2 Offline Promotion. The globe shall promote the relationship between the parties with the advertisements in print media as determined by theglobe.com.

5.      Content and Liability.

        5.1 Lowestfare Content. In addition to all other obligations of Lowestfare with respect to the Phases, Lowestfare shall also from time to time during the Term promptly deliver to theglobe.com the Lowestfare Content described in Exhibit C ("Phases"), and shall continue to provide such Lowestfare Content during the Term of the Agreement in accordance therewith. Such Lowestfare Content shall be provided in file transfer protocol ("ftp") format, at least one (1) time each week.

        5.2 Liability. As between theglobe.com and Lowestfare, Lowestfare is solely responsible for any legal liability arising out of or relating to Lowestfare Content or the Co-Branded Site. The Lowestfare Content and the Co-Branded Site: (a) shall not infringe any third party's copyright, patent, trademark, trade secret, or other proprietary rights or rights of publicity or privacy; (b) shall not violate any law, statute, ordinance or regulation (including without limitation the laws and regulations governing export control, unfair competition, anti-discrimination or false advertising); (c) shall not be defamatory, trade libelous, unlawfully


                                      5.

threatening or unlawfully harassing; (d) shall not be obscene, pornographic or indecent or contain child pornography; and (e) shall not contain any viruses, Trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information.

6.      Payment.

        6.1 Fees. During the Term, Lowestfare shall pay to theglobe.com the following fees: (a) During the first year of the Term, Lowestfare shall pay to theglobe.com a fee ("Fee") of
($            ) in twelve (12) monthly payments of
($         ) each, the first two (2) of such Fee payments (totaling
                              to be made on the Effective Date, and each
subsequent payment                              ($             )) to be made
thirty (30) days after the immediately prior payment. (b) During the second year of the Term, Lowestfare shall pay to theglobe.com a fee of
                        ($        ) in twelve (12) equal monthly payments, the
first of such payments to be made on the one-year anniversary of the Effective Date. (c) During the third year of the Term, Lowestfare shall pay to
theglobe.com a fee of                                            ($         )
in twelve equal monthly payments, the first of such payments to be made on the two-year anniversary of the Effective Date.

        6.2 Taxes. All fees and payments stated herein exclude and Lowestfare shall pay, any sales, use, property, license, value added, withholding, excise or similar tax, federal, state or local, related to such payments or the parties' performance of their obligations or exercise of their rights under their Agreement and any related duties, tariffs, imposts and similar charges, exclusive of taxes based on theglobe.com's net income.

7.      Support.

At its sole expense, Lowestfare shall be responsible for, and shall provide, all customer and technical support for End Users relating to the Co-Branded Site, theglobe.com may redirect any End User inquiries regarding the travel component of the Co-Branded Site to Lowestfare.

8.      Licenses And Standards.

        8.1 Content. Lowestfare hereby grants to theglobe.com a non-exclusive, nontransferable worldwide, royalty-free license (without the right to grant sublicenses) to use, download, or distribute publicly perform, publicly display and digitally perform the Lowestfare Content on or in conjunction with theglobe.com Site, and theglobe.com's performance under this Agreement.

        8.2 Template. theglobe.com hereby grants to Lowestfare a non-exclusive, non-transferable, worldwide royalty-free license (without the right to grant sublicenses) to install the object code version of the software ("Template") described in EXHIBIT E ("TEMPLATE") solely at the Co-Branded Site, and solely to use and to permit End Users to use the Template pursuant to the use of such Co-Branded Site. The Template shall at all times remain the sole and exclusive property of theglobe.com, subject only to the license expressly granted herein.

                                       6.

Lowestfare understands and agrees that theglobe.com may, from time to time and in theglobe.com's discretion, provide modified, updated, correct or enhanced versions of the Template to Lowestfare, and Lowestfare shall replace the prior version with such new version within a reasonable amount of time. In the event the Template is modified, updated, corrected or enhanced within six months from the Effective Date, theglobe.com shall reimburse Lowestfare for any costs incurred in implementing such Template.

        8.3 Trademarks. Lowestfare hereby grants theglobe.com a non-exclusive, nonsublicenseable license to use the Lowestfare Marks in links to and advertisements and promotions for theglobe.com Site. theglobe.com hereby grants to Lowestfare a non-exclusive, nonsublicenseable license to use theglobe.com's Marks on the Co-Branded Site.

       8.4 Restrictions. Each party, as a trademark owner hereunder, may terminate the foregoing trademark license if, in its sole discretion, the licensee's use of the marks does not conform to the such party's standards; alternatively, the owner may specify that certain pages of the licensee's website may not contain the licensed marks; provided, however, the objecting
                                            -----------------
party must state in writing the basis for the objection and provide the other party with a reasonable opportunity to cure such offending action. Title to and ownership of the owner's marks shall remain with the owner. The licensee shall use the marks exactly in the form provided and in conformance with any trademark usage policies. The licensee shall not form any combination marks with the owner's marks. The licensee shall not take any action inconsistent with ownership of the marks and any benefits accruing from use of such trademarks shall automatically vest in the owner.

9.      Confidentiality.

        9.1 Confidential Information. Each party (the "Disclosing Party") may from time to time during the Term of this Agreement disclose to the other party (the "Receiving Party") certain non-public information regarding the Disclosing Party's business, including technical, marketing, financial, personnel, planning, and other information ("Confidential Information"). The Disclosing Party shall mark all such Confidential Information in tangible form with the legend 'confidential', 'proprietary', or with similar legend. With respect to Confidential Information disclosed orally, the Disclosing Party shall describe such Confidential Information as such at the time of disclosure, and shall confirm such Confidential Information as such in writing within thirty
(30) days after the date of oral disclosure. Regardless of whether so marked, however, any non-public information regarding the Template, including the Template itself, shall be deemed to be the Confidential Information of theglobe.com.

        9.2 Protection of Confidential Information. Except as expressly permitted by this Agreement, the Receiving Party shall not disclose the Confidential Information of the Disclosing Party using the same degree of care which the Receiving Party ordinarily uses with respect to its own proprietary information, but in no event with less than reasonable care. The Receiving Party shall not use the Confidential Information of the Disclosing Party for any purpose not expressly permitted by this Agreement, and shall limit the disclosure of the Confidential Information of the Disclosing Party to the employees or agents of the Receiving Party who have a need to know such Confidential Information for purposes of this Agreement, and with respect to agents who are recipients of the Confidential Information of the Disclosing Party, who are


                                      7.

bound in writing by confidentiality terms no less restrictive than those contained herein. The Receiving Party shall provide copies of such written agreements to the Disclosing Party upon request; provided, however, that such agreement copies shall themselves be deemed the Confidential Information of the Receiving Party.

        9.3 Exceptions. Notwithstanding anything herein to the contrary, Confidential Information shall not be deemed to include any information which:
(a) was already lawfully known to the Receiving Party at the time of disclosure by the Disclosing Party as reflected in the written records of the Receiving Party; (b) was or has been disclosed by the Disclosing Party to a third party without obligation of confidence; (c) was or becomes lawfully known to the general public without breach of this Agreement; (d) is independently developed by the Receiving Party without access to, or use of, the Confidential Information; (e) is approved in writing by the Disclosing Party for disclosure by the Receiving Party; (f) is required to be disclosed in order for the Receiving Party to enforce its rights under this Agreement; or (g) is required to be disclosed by law or by the order or a court or similar judicial or administrative body, including as part of any filing with the Securities Exchange Commission; provided, however, that the Receiving Party shall notify the Disclosing Party of such requirement immediately and in writing, and shall cooperate reasonably with the Disclosing Party, at the Disclosing Party's expense, in the obtaining of a protective or similar order with respect thereto.

        9.4 Return of Confidential Information. The Receiving Party shall return to the Disclosing Party, destroy or erase all Confidential Information of the Disclosing Party in tangible form: (a) upon the written request of the Disclosing Party (except for Software or Modified Software contained in such Confidential Information); or (b) upon the expiration or termination of this Agreement, whichever comes first, and in both cases, the Receiving Party shall certify promptly and in writing that it has done so.


10.     USER INFORMATION AND REGISTRATION DATA.

        10.1 User Information. Any information or data collected from or about End Users (including without limitation voluntarily-disclosed information, any information Lowestfare collects regarding End Users from their access or use of the Co-Branded Site (including without limitation all statistical, demographic and psychographic information about such End Users) and any reports about traffic (collectively, "User Information")) shall be owned exclusively by theglobe.com. However, during the Term of this Agreement, theglobe.com hereby grants to Lowestfare a nonexclusive, nontransferable, nonsublicenseable license to use User Information only as required to exercise its rights and carry out its obligations hereunder. Lowestfare acknowledges that the User Information constitutes extremely valuable trade secrets of theglobe.com. Lowestfare shall not use the User Information for any purpose other than as expressly granted under this Agreement nor disclose the User Information to any third party. Without limiting the foregoing, under no circumstances may Lowestfare send unsolicited emails to any End Users, nor may Lowestfare permit or authorize any third parties to do so. Lowestfare shall use at least industry-standard methods to protect the security of User Information. This Subsection 10.1 ("User Information") shall not apply to End Users who (a) have registered as Lowestfare.com users, including pursuant to Subsection 2.1 ("`Opt In' Registration") and Subsection 2.1 (b) ("Quarterly Sweepstakes"); or (b) are or become customers of

                                      8.

Lowestfare.com or Global Discount Travel Services, or its respective subsidiaries, now existing or hereafter organized.

        10.2 Registration Data. As part of the User Information, theglobe.com shall provide to Lowestfare the email addresses and names of Registered Users.

11.     Disclaimer of Warranties.

EACH PARTY PROVIDES ALL MATERIALS AND SERVICES TO THE OTHER PARTY "AS IS." EACH PARTY DISCLAIMS ALL WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Each party acknowledges that it has not entered into this Agreement in reliance upon any warranty or representation except those specifically set forth herein.

12.     Term and Termination.

        12.1 Term. The term of this Agreement ("Term") shall continue for a period of three (3) years following the Effective Date.

        12.2 Termination for Cause. Notwithstanding the foregoing, this Agreement may be terminated by either party upon notice for the material breach of this Agreement by the other party which breach has remained uncured for a period of thirty (30) days from the date of written notice thereof.


        12.3 Effect of Expiration or Termination. Upon the expiration or termination of this Agreement, all licenses granted hereunder shall immediately terminate, and each party shall promptly remove all references to the other party's trademarks from any site that caches, indexes or links to such party's site.

13.     Survival.

Upon the expiration or termination of this Agreement, Section 1 ("Definitions"), Subsection 5.2 ("Liability"), Section 9 ("Confidentiality"), Section 11 ("Disclaimer of Warranties"), Subsection 12.4 ("Effect of Expiration or Termination"), Section 13 ("Survival"), Section 14 ("Limitation of Liability"),
Section 15 ("Indemnity") and Section 16 ("General Provisions") shall survive and continue to bind the parties.

14.     Limitation on Liability.

EXCEPT IN THE EVENT OF A BREACH OF SECTION 8 ("LICENSES AND STANDARDS") OR
SECTION 9 ("CONFIDENTIALITY"), NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS (HOWEVER ARISING, INCLUDING NEGLIGENCE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. EXCEPT IN THE EVENT OF A BREACH OF SECTION 8 ("LICENSES AND STANDARDS") OR SECTION 9 ("CONFIDENTIALITY"), A FAILURE TO PAY FEES OWED, OR AN INDEMNITY CLAIM, IN NO EVENT SHALL

                                      9.

EITHER PARTY BE LIABLE TO THE OTHER PARTY IN AN AMOUNT GREATER THAN THE AMOUNTS ACTUALLY PAID BY LOWESTFARE TO THEGLOBE HEREUNDER.

15.     Indemnity.

Each party (the "Indemnifying Party") shall indemnify the other party (the "Indemnified Party") against any and all claims, losses, damages costs and expenses, including reasonable attorneys' fees, which the Indemnified Party may incur as a result of claims in any form by third parties arising from: (a) the Indemnifying Party's acts, omissions or misrepresentations to the extent that the Indemnified Party is deemed a principal of the Indemnifying Party, (b) the violation of any third party proprietary right by the Indemnifying Party's domain name, software or any content provided by the Indemnifying Party (including without limitation the Lowestfare Content) for use on the Indemnified Party's servers, or (c) breach of Subsection 16.5 ("Compliance with Laws"). In addition, Lowestfare shall indemnify theglobe.com against any and all claims, losses, damages, costs and expenses, including reasonable attorneys' fees, which theglobe.com may incur as a result of claims in any form by third parties arising from; the content on the Co-Branded Site. The foregoing obligations are conditioned on the Indemnified Party's giving the Indemnifying Party notice of the relevant claim, cooperating with the Indemnifying Party, at the Indemnifying Party's expense, in the defense of such claim, and giving the Indemnifying Party the right to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party's rights or interest without the Indemnified Party's prior written approval. The Indemnified Party shall have the right to participate in the defense at its expense.

16.     General Provisions.

        16.1 Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles. Both parties consent to jurisdiction in New York and further agree that any cause of action arising under this Agreement shall be brought in a court in New York, New York. The parties exclude the application of The United Nations Convention on Contracts for the International Sale of Goods from this Agreement.

        16.2 Severability; Headings. If any provision herein is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

        16.3 Force Majeure. If performance hereunder is prevented, restricted or interfered with by any act or condition whatsoever beyond the reasonable control of a party, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference. Each party acknowledges that the operation of the other party's website and services may be interfered with by numerous factors outside of a party's control, and theglobe.com does not guarantee continuous or uninterrupted display of Lowestfare Content.

                                      10.

      16.4 Independent Contractors. The parties are independent contractors, and no agency, partnership, joint venture, employee-employer or franchisor-franchisee relationship is intended or created by this Agreement. Neither party shall make any warranties or representations on behalf of the other party.

      16.5 Compliance with Laws. At its own expense, each party shall comply with all applicable laws, regulations, rules, ordinances and orders regarding the marketing, promotion and performance of its obligations hereunder, including without limitation the operation of the Co-Branded Site and its other activities related to this Agreement.

      16.6 Notice. Any notices hereunder shall be given to the appropriate party at the address specified above or at such other address as the party shall specify in writing. Notice shall be deemed given: upon personal delivery; if sent by fax, upon confirmation of receipt; or if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing.

      16.7 Entire Agreement; Waiver. This Agreement sets forth the entire understanding and agreement of the parties, and supersedes any and all oral or written agreements or understandings between the parties, as to the subject matter of this Agreement, including the Travel Services Alliance Agreement between theglobe.com and lowestfare.com dated as of September 9, 1998. It may be changed only by a writing signed by theglobe.com and Lowestfare. The waiver of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

      16.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Lowestfare.com, a division of            theglobe.com, inc.
Global Discount Travel Services LLC

By:       /s/                            By:       /s/
        ------------------------------           ------------------------------

Title:    CEO                            Title:

        ------------------------------           ------------------------------

Date:     9-16-98                        Date:     16\Sept.\98
        ------------------------------           ------------------------------

                                     11.

                                   Exhibit A
                              Lowestfare Content


Editorial Content
-----------------

 .   Travel
 .   Flight Reservations
    .   Quick Rez

 .   Vacation Packages
    .   Vacations
    .   Getaways
    .   Cruises

 .   Destination Guide

 .   Travel Articles

 .   Travel Resources
    .   Maps
    .   Weather
    .   Currency Converter

 .   Travel Affiliate Program

Buttons, Banners, Etc.
----------------------



Other Materials
---------------


                                      12.

                                   Exhibit B
                                     Marks



                                      13.

                                   Exhibit C
                                    Phases

Phase I

(To commence upon the Effective Date and to continue for the Term of the Agreement)

Promotional Matters




Phase II

(To commence the fourth (4th) calendar quarter of 1998 (Q4,98) and to continue for the Term of the Agreement)

Site Integration




Phase III

(To commence the first (1st) calendar quarter of 1999 (Q1,99) and to continue for the Term of the Agreement)

Affiliate Program & Online Promotion


                                      14.

                                                   Exhibit D
                                                   Locations

--------------------------------------------------------------------------------
               Type                Approx. Yearly Impressions       Total Cost
--------------------------------------------------------------------------------
        Exclusive Travel Partner
             Travel Content Area
           Placement Theme Areas
              Homepage Promotion
                      What's New
                        Business
                           Metro
                         Romance
                    Life College
                     Myglobe.com
 Quarterly Registration Giveaway
                Registered Users
Permanent Opt-in Registration Pg.
                Registered Users
      Monthly Travel Sweepstakes
                Registered Users
                 Quarterly Email
    Affiliate Membership Program
    Online and Offline Promotion
                          Online
                   Offline Print
                        Assorted

--------------------------------------------------------------------------------
                           Total
--------------------------------------------------------------------------------

                                      15.

                                   EXHIBIT E
                                   Template

Subject to Subsection 8.2 ("Template"), the initial Template shall provide a user interface substantially consistent with the following:

                               [TEMPLATE SCREEN]

                                      16.

                                   Exhibit F
                           Travel Services Companies


Travel Service Companies shall mean all companies that provide full-service travel content and reservations for airlines, hotels, vacations, cars, cruises and charter flights, including, but not limited to:


Travelocity
Expedia
Preview Travel
Internet Travel Network (ITN)
American Express Travel
Carson-Wagonlits
Omega Travel
Cheap Tickets
Biz Travel


                                      17.